Exhibit 99.1

VeriSign Reports Fourth Quarter and Fiscal 2008 Results

Company Achieves 20% Core Annual Revenue Growth;

Exits Q4 With Non-GAAP Operating Margin Greater Than 35%

MOUNTAIN VIEW, CA – February 5, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the fourth quarter and fiscal year ended December 31, 2008.

Q4 2008 Financial Results

On a GAAP basis, VeriSign reported revenue of $247 million from continuing operations for the fourth quarter of 2008. On a GAAP basis, VeriSign reported consolidated net income of $39 million and earnings per share of $0.20 on a fully-diluted basis. These GAAP results reflect a $91 million non-cash impairment charge on certain long-lived assets, loss on sale of discontinued operations, and estimated losses on certain assets held for sale, $32 million of which was recorded in discontinued operations. Also recorded were restructuring charges of $12 million, $8 million of which was recorded in discontinued operations related to assets held for sale. In light of ongoing economic developments, we continue to review the level of impairment charge on long-lived assets, loss on sale of discontinued operations, and estimated losses on certain assets held for sale, including those carried as discontinued operations.

Because the company has not fully completed the tax provision calculation process, tax provisions for both the fourth quarter and fiscal year 2008 are still preliminary and therefore GAAP net income/loss and GAAP earnings/loss per share for these periods are also preliminary. Final tax provisions, GAAP net income/loss, and GAAP earnings/loss per share will be updated in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the SEC and may differ materially from the amounts reported above.

On a GAAP basis, VeriSign reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses” of Naming, SSL and IAS, of $245 million, up 3% from Q3 2008 and up 16% year-over-year. GAAP operating margin for the fourth quarter was -3.7%.

On a non-GAAP basis (which excludes items described below) for its core businesses, VeriSign reported net income of $54 million for the fourth quarter of 2008 and fully-diluted earnings per share of $0.28. Non-GAAP operating margins for the fourth quarter were 35.1%. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“VeriSign again demonstrated solid performance in extremely difficult economic conditions, with 16% year-over-year revenue growth and greater than 35% non-GAAP operating margin for the fourth quarter," said Jim Bidzos, executive chairman of the board of directors and chief executive officer on an interim basis of VeriSign. "We believe our growth and financial performance reflect that our strategy of divesting non-core businesses and focusing on our strong core units is the right one. While we have not achieved all of our divestiture goals, we did sell seven of 12 non-core businesses since late 2007, and we remain very focused, despite the challenging environment, on completing sales of the remaining larger businesses.”

2008 Financial Results

On a GAAP basis, for the year ended December 31, 2008, VeriSign reported revenue of $962 million from continuing operations. On a GAAP basis, VeriSign reported a consolidated net loss of $240 million for 2008 and a loss per share of $1.20 on a fully-diluted basis. These full-year GAAP results reflect a $413 million non-cash impairment charge for certain long-lived assets, loss on sale of discontinued operations, and estimated losses on certain assets held for sale, of which $355 million is recorded in discontinued operations. Also recorded were restructuring charges of $150 million, $39 million of which is recorded in discontinued operations related to assets held for sale. As noted above, our tax provision for fiscal year 2008 is preliminary, and therefore GAAP net income/loss and GAAP earnings/loss per share are also preliminary.

On a GAAP basis, for 2008, VeriSign reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses,” of $936 million, up 20% year-over-year.

On a non-GAAP basis for its core businesses, VeriSign reported net income of $193 million for 2008 and fully-diluted earnings per share of $0.96. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“We’re very pleased with our performance this year, especially in light of the weakening economy,” said Brian Robins, acting chief financial officer of VeriSign. “In addition to reporting solid revenue and earnings for the year, we generated approximately $475 million in cash flow from operations in 2008, ending the year with nearly $800 million in cash and equivalents. Furthermore, we believe that our divide and focus approach to managing our businesses has paid off as our execution this quarter continued to be strong.”

Business and Corporate Highlights

•

Subsequent to the end of the quarter, VeriSign announced it had named Mark McLaughlin as president and chief operating officer. Mr. McLaughlin will be responsible for the day-to-day operations of the Naming, SSL and IAS businesses including full responsibility for results of operations. Additionally, Mr. McLaughlin will oversee the company’s Technology and Strategy organizations.

•	VeriSign’s Naming business ended the quarter with approximately 90.4 million active domain names in the adjusted zone for .com and .net, representing a 12% increase year-over-year.

•	VeriSign SSL Services ended the quarter with 1.12 million SSL certificates in the installed base, an increase of 13% over the same quarter last year.

•	Extended Validation (EV) SSL customer wins, during the fourth quarter, included JetBlue, Japan Airlines, and HSBC US.

•	In January, VeriSign announced that the IRS issued new e-file Security and Privacy Standards that strongly encourage all online tax filing services to safeguard their sites with EV SSL certificates.

•	VeriSign 2009 Analyst Day will be held on Thursday, May 14, 2009 in Mountain View, CA. Details on the event agenda and registration will be announced at a later date.

Q4 Financial Highlights

•	Revenue from discontinued operations was $136 million while non-core businesses reported $1.8 million of revenue as part of continuing operations during the fourth quarter of 2008.

•

VeriSign ended the fourth quarter of 2008 with Cash and Equivalents of $791 million, an increase of $137 million from the prior quarter. At year-end, approximately $150 million of funds held by the Reserve were reclassified as Other Current Assets.

•	Cash flow from operations for the quarter was approximately $115 million and approximately $475 million for fiscal year 2008.

•	Capital expenditures, on a consolidated basis, were approximately $25 million for the fourth quarter of 2008 and $104 million for the full year.

•	Deferred revenue on December 31, 2008 totaled $845 million for continuing operations, an increase of $8 million from the prior quarter.

•

In the fourth quarter, VeriSign repurchased approximately 2.6 million shares of its common stock for a cost of $50 million. For the full year, VeriSign repurchased approximately 39 million shares for a total of $1.31 billion, compared to 38 million shares for $1.15 billion in 2007.

•	Also during the fourth quarter, VeriSign completed the sales of the Post-Pay billing business, inCode communications consulting service and 3united mobile solutions.

Non-GAAP Items

Non-GAAP results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, impairment of long-lived assets, gains and losses on derivatives and equity investments, and non-recurring costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PST) to review the fourth quarter and fiscal year results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1457 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 6496729) beginning at 5:00 p.m. (PST) on February 5 and will run through February 11. This press release and the financial information discussed on today's conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, the risk that pending acquisitions will not be completed, will not be integrated successfully or will not be integrated successfully without incurring unanticipated costs, the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company's business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Christina Rohall, crohall@verisign.com, 650-336-4663

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$789,068	$1,376,722
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008 and $6,329 at December 31, 2007	83,749	208,799
Prepaid expenses and other current assets	250,651	164,052
Assets held for sale	608,240	—

Total current assets	1,731,708	1,749,573

Property and equipment, net	382,241	621,917
Goodwill	283,109	1,082,420
Other intangible assets, net	35,312	121,792
Restricted cash and investments	1,858	46,936
Other assets	291,620	290,647
Investments in unconsolidated entities	—	109,828

Total long-term assets	994,140	2,273,540

Total assets	$2,725,848	$4,023,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$257,729	$398,124
Accrued restructuring costs	28,920	2,878
Deferred revenues	629,800	581,355
Deferred tax liabilities	5,521	2,632
Liabilities related to assets held for sale	49,160	—

Total current liabilities	971,130	984,989

Long-term deferred revenues	215,281	192,980
Long-term accrued restructuring costs	3,037	1,473
Convertible debentures	1,261,655	1,265,296
Long-term tax liability	57,026	41,133

Total long-term liabilities	1,536,999	1,500,882

Total liabilities	2,508,129	2,485,871

Commitments and contingencies
Minority interest in subsidiaries	49,208	54,485
Stockholders’ equity:
Preferred stock—par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008; and 222,849,348, excluding 73,720,953 held in treasury, at December 31, 2007	304	297
Additional paid-in capital	21,457,001	22,559,045
Accumulated deficit	(21,318,531)	(21,078,560)
Accumulated other comprehensive income	29,737	1,975

Total stockholders’ equity	168,511	1,482,757

Total liabilities and stockholders’ equity	$2,725,848	$4,023,113

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
		(1)	(1)	(1)
Revenues	$247,008	$221,655	$961,735	$847,457

Costs and expenses
Cost of revenues	59,575	56,412	227,351	240,962
Sales and marketing	36,832	57,663	167,184	236,729
Research and development	21,819	23,901	91,508	100,213
General and administrative	53,565	85,205	206,294	263,862
Restructuring, impairments and other charges (reversals), net	81,928	201,388	188,551	234,977
Amortization of other intangible assets	2,540	3,671	10,069	16,506

Total costs and expenses	256,259	428,240	890,957	1,093,249

Operating income (loss)	(9,251)	(206,585)	70,778	(245,792)
Other income, net	72,541	8,455	52,473	94,618

Income (loss) from continuing operations before income taxes, loss from unconsolidated entities and minority interest	63,290	(198,130)	123,251	(151,174)

Income tax (expense) benefit	(37,983)	13,095	(47,091)	6,863
Loss from unconsolidated entities, net of tax	(769)	(4,430)	(3,868)	(2,018)
Minority interest, net of tax	18,719	(1,299)	16,009	(3,840)

Income (loss) from continuing operations	43,257	(190,764)	88,301	(150,169)
(Loss) income from discontinued operations, net of tax	(4,381)	(28,393)	(328,272)	(1,632)

Net (loss) income	$38,876	$(219,157)	$(239,971)	$(151,801)

Basic (loss) income per share from:
Continuing operations	$0.22	$(0.85)	$0.45	$(0.63)

Discontinued operations	(0.02)	(0.13)	(1.67)	(0.01)

Net (loss) income	$0.20	$(0.98)	$(1.22)	$(0.64)
Diluted (loss) income per share from:
Continuing operations	$0.22	$(0.85)	$0.44	$(0.63)
Discontinued operations	(0.02)	(0.13)	(1.64)	(0.01)

Net (loss) income	$0.20	$(0.98)	$(1.20)	$(0.64)

Shares used in per share computation:
Basic	192,969	223,274	197,201	237,707

Diluted	193,587	223,274	200,602	237,707

(1)	During the fourth quarter of 2008, the Company identified certain matters related to historical timing of revenue recognition. In presenting its Consolidated Statements of Operations, the Company has adjusted its revenues and net loss, as reported, for the three months ended December 31, 2007 and for the year ended December 31, 2007. The Company has also adjusted its revenues and net loss, as reported, for the nine months ended September 30, 2008, which is included in the results of operations for the year ended December 31, 2008. The Company reduced its revenues and increased its net loss, as reported, by $1.7 million and $6.3 million for the three months ended December 31, 2007, and for the year ended December 31, 2007, respectively. The Company reduced its revenues and increased its net loss, as reported, by $4.7 million for the nine months ended September 30, 2008. The Company is in the process of determining the impact of income taxes on the adjustments.

VERISIGN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net (loss) income	(239,971)	(151,801)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss (gain) on divestiture of businesses, net of tax	(6,970)	(72,857)
Gain on sale of investments in unconsolidated entities, net of tax	(48,028)	—
Unrealized gain on joint venture call options	—	(10,925)
Unrealized (gain) loss on contingent interest derivative on convertible debentures	(3,615)	15,301
Depreciation of property and equipment and other	100,131	115,441
Amortization of other intangible assets	25,663	116,064
Impairment of long-lived assets and other charges	494,612	262,822
Acquired in-process research and development	—	—
Provision for doubtful accounts	1,916	850
Stock-based compensation	90,066	90,914
Net loss on sale and other-than-temporary impairment of investments	6,364	1,787
Loss (earnings) from unconsolidated entities, net of tax	3,868	2,018
Minority interest, net of tax	(16,009)	3,840
Deferred income taxes	(21,758)	(17,460)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	47,485	(104,340)
Prepaid expenses and other assets	33,270	135,049
Accounts payable and accrued liabilities	(112,884)	(46,272)
Accrued restructuring costs	27,606	(404)
Deferred revenues	95,902	131,961

Net cash provided by operating activities	477,648	471,989

Cash flows from investing activities:
Proceeds from maturities and sales of investments	99,635	206,707
Purchases of investments	—	(311)
Reclassification of cash equivalents to other current assets	(256,709)	—
Purchases of property and equipment	(103,716)	(152,992)
Proceeds from sale of property and equipment	48,843	—
Cash paid in business combinations, net of cash acquired	(11,733)	—
Proceeds received from divestiture of businesses, net of cash contributed	74,918	171,802
Investments in unconsolidated entities	(15,679)	(17,150)
Proceeds from sale of investments in unconsolidated entities	203,856	—
Proceeds received on long term note receivable	—	—
Cash received from trust, previously restricted	45,000	—
Proceeds from contingent purchase price adjustment	3,856	—
Other investing activities	265	2,501

Net cash provided by (used in) investing activities	88,536	210,557

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	122,549	307,864
Repurchases of common stock	(1,327,379)	(1,156,491)
Proceeds from credit facility, net of issuance costs	200,000	—
Repayment of short-term debt related to credit facility	(200,000)	(199,000)
Proceeds from issuance of Convertible Debentures, net of issuance costs	—	1,223,691
Excess tax benefit associated with stock options	36,161	12,607
Repayment of long-term liabilities	—	—
Dividend paid to minority interest holders in subsidiary	(745)	—

Net cash provided by (used in) financing activities	(1,169,414)	188,671

Effect of exchange rate changes on cash and cash equivalents	15,575	3,721

Net increase in cash and cash equivalents	(587,655)	874,938
Cash and cash equivalents at beginning of year	1,376,722	501,784

Cash and cash equivalents at end of year	789,068	1,376,722
Cash and cash equivalents of discontinued operations at end of year	—	—

Cash and cash equivalents of continuing operations at end of year	$789,068	$1,376,722

Supplemental cash flow disclosures:
Cash paid for interest	$40,755	$1,453

Cash paid for income taxes, net of refunds received	$14,712	$21,300

Preferred stock received as consideration for divestiture of business	$—	$3,750

Note received from divestiture of business	$—	$15,000

Amounts payable for purchases of property and equipment	$10,885	$—

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2008		Year Ended December 31, 2008
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$(9,251)	$38,876	$70,778	$(239,971)
Discontinued operations		4,381		328,272
Non-core businesses in continuing operations (1)	(907)	(71,353)	6,398	(57,991)

Core operations	(10,158)	(28,096)	77,176	30,310
Adjustments to core operations (1) :
Stock-based compensation	9,635	9,635	49,100	49,100
Amortization of other intangible assets	2,540	2,540	10,069	10,069
Restructuring costs	4,133	4,133	104,505	104,505
Impairment of long-lived assets (2)	80,058	61,049	80,058	61,049
Gains and losses on derivatives and equity investments		(2,169)		(5,459)
Non-recurring costs (3)	(84)	(84)	(6,724)	(6,724)
Tax adjustment (4)		7,220		(49,758)

Non-GAAP as adjusted	$86,124	$54,228	$314,184	$193,092

Diluted shares	193,587	193,587	200,602	200,602
Per diluted share, core operations	$(0.05)	$(0.15)	$0.38	$0.15

Per diluted share, non-GAAP as adjusted	$0.44	$0.28	$1.57	$0.96

(1)	As of December 31, 2008, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services (“3IS”) and Other Services which represents continuing operations of non-core businesses and legacy products and services. The 3IS segment is also referred to as “core businesses” which are Naming, SSL, and Authentication.

(2)	During 2008, the Company recorded an impairment charge for certain long-lived assets related to its VeriSign Japan business, of which $19.0 million is related to minority interest.

(3)	During 2008, non-recurring costs primarily consist of a reversal of certain previously accrued litigation matters.

(4)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding minority interest, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, restructuring costs, impairment of long-lived assets, gains and losses on derivatives and equity investments, and non-recurring costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended				Year Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2008
Revenues from core operations (1)	$245,207	$238,418	$231,578	$221,115	$936,317

	Three Months Ended				Year Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2007
Revenues from core operations (1)	$210,725	$201,519	$191,786	$179,141	$783,171